Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of November 4, 2020, is by and ‘between WEYCO GROUP, INC. (the “Debtor”) and ASSOCIATED BANK, NATIONAL ASSOCIATION (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Debtor has entered into a Credit Agreement dated as of even date herewith (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) with the Secured ‘Party, pursuant to which the Secured Party has agreed to make loans to and issue letters of credit for the account of the Debtor; and

WHEREAS, the obligations of the Debtor under the Credit Agreement and the other Loan Documents are to be secured pursuant to this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

l.          Definitions and Interpretation. (a) In addition to terms defined in the Preamble and Recitals above, when used herein, (i) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Assets, Fixture, Goods, Instrument, Inventory, Investment Property, Letter of Credit Rights, Security, Security Entitlement, Securities Account, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in the UCC (as defined below), (ii) capitalized terms that are not otherwise defined have the respective meanings assigned thereto in the Credit Agreement and (iii) the following terms have the following meanings:

“Assignee Deposit Account” has the meaning given in Section 4.

“Collateral” means all property and rights of the Debtor in which a security interest is granted hereunder.

“Computer Hardware and Software” means all of the Debtor’s rights (including rights as licensee and lessee) with respect to: (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software programs designed for use on the computers and electronic data processing hardware described in Clause (a) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and (d) any documentation for hardware, software and firmware described in clauses (a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

“Default” means the occurrence of any Unmatured Event of Default or any Event of Default.

‘‘General Intangibles” means all of the Debtor’s “general intangibles” as defined in the UCC and, in any event, includes all of the Debtor’s licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

“Intellectual Property” means all of the Debtor’s trade secrets and other proprietary information; customer lists; trademarks, service marks, business names, trade names, designs, logos, indicia, and other source or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations that have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations that have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; mask works; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

“Lender Party” means the Lender and any Affiliate of the Lender that is a party to a Hedging Agreement with the Debtor.

“Liabilities” means all obligations (monetary or otherwise) of the Debtor under the Credit Agreement, the Note, any other Loan Document or any other document or instrument executed in connection therewith, and all Hedging Obligations owed to any Lender Party, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Non-Tangible Collateral” means the Debtor’s Accounts and General Intangibles.

”UCC” means the Uniform Commercial Code as in effect from time to time in the State of Wisconsin.

(b) For purposes of this Agreement, the rules of interpretation set forth in Section 1.2 of the Credit Agreement shall apply as if fully set forth herein, mutatis mutandis.

2.         Grant of Security Interest. As security for the payment of all Liabilities, the Debtor assigns to the Secured Party for the benefit of the Lender Parties, and grants to the Secured Party for the benefit of the Lender Parties, a continuing security interest in all of the Debtor’s right, title, and interest in, to and under the following, whether now existing or hereafter arising or acquired:

(i)         Accounts;

(ii)       Chattel Paper, including Electronic Chattel Paper;

(iii)      Computer Hardware and Software and all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(iv)       Deposit Accounts;

(v)        Documents;

(vi)       Financial Assets;

(vii)     General Intangibles;

(viii)    Goods (including all its Equipment, Fixtures and Inventory), together with all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(ix)      Instruments;

(x)       Intellectual Property;

(xi)       Investment Property (including Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Security Accounts);

(xii)     Letter of Credit Rights;

(xiii)    money (of every jurisdiction whatsoever);

(xiv)    Commercial Tort Claims;

(xv)     Supporting Obligations; and

(xvi)    to the extent not included in the foregoing, all other personal assets and property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, all claims and insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing.

3.         Representations and Warranties. The Debtor represents and warrants that: (i) no financing statement (other than any that may have been filed on behalf of the Secured Party or in connection with Liens expressly permitted by the Credit Agreement (“Permitted Liens”)) covering any of the Collateral is on file in any public office; (ii) the Debtor is and will be the lawful owner of all of its Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute and deliver this Agreement and perform the Debtor’s obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) all information with respect to the Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Debtor to the Secured Party or any Lender Party is and will be true and correct as of the date furnished; (iv) the Debtor’s true legal name as registered in the jurisdiction in which the Debtor is organized or incorporated is Weyco Group, Inc. and its principal place of business is located at 333 W. Estabrook Blvd., Glendale, Wisconsin 53212; (v) the Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin; (vi) the execution and delivery of this Agreement and the performance by the Debtor of its obligations hereunder are within the Debtor’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Debtor or of any agreement, indenture, instrument or other document, or any judgment, order or decree, that is binding upon the Debtor; (vii) this Agreement is a legal, valid and binding obligation of the

Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (viii) no Collateral is in the possession of any Person (other than the Debtor) asserting any claim thereto or security interest therein (other than Permitted Liens), except the Secured Party or its designee may have possession of Collateral as contemplated hereby.

4.         Collections, etc. Until such time during the existence of a Default as the Secured Party shall notify the Debtor of the revocation of such power and authority, the Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by the Debtor for such purpose; use and consume, in the ordinary course of its business, any raw materials, work-in-process or materials normally held by the Debtor for such purpose; and use, in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash proceeds of Collateral and other money that constitutes Collateral, (b) may, in the ordinary course of its business, sell Chattel Paper, (c) may, to the extent permitted by the Credit Agreement, sell Instruments, Investment Property and Goods, (d) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Secured Party may reasonably request or, in the absence of such request, as the Debtor may deem advisable, and (e) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Secured Party, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any party obligated on any of the Non-Tangible Collateral to make payment or otherwise render performance to or for the benefit of the Secured Party and enforce, by suit or otherwise, the obligations of any such party obligated on any Non-Tangible Collateral. In connection therewith, the Secured Party may surrender, release or exchange any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Secured Party during the existence of a Default, the Debtor will, at its own expense, notify any party obligated on any of the Non-Tangible Collateral to make payment to the Secured Party of any amounts due or to become due thereunder.

Upon request by the Secured Party during the existence of a Default, the Debtor will forthwith, upon receipt, transmit and deliver to the Secured Party, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Secured Party) that may be received by the Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Secured Party may otherwise consent in writing, any such items that may be so received by the Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Secured Party until delivery is made to the Secured Party. The Debtor will comply with the terms and conditions of any consent given by the Secured Party pursuant to the foregoing sentence.

During the existence of a Default, unless the Secured Party shall otherwise expressly instruct the Debtor in writing, all items or amounts that are delivered by the Debtor to the Secured Party on account of partial or full payment of Liabilities or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an “Assignee Deposit Account”) of the Debtor with the Secured Party (or another financial institution selected by the Secured Party) over which the Secured Party has sole dominion and control, as security for payment of the Liabilities. The Debtor shall not have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Secured Party may, from time to time, in its discretion, and shall upon request of the Debtor made not more than once in any week, apply any of the then balance, representing collected funds, in the Assignee Deposit Account toward payment of the Liabilities, whether or not then due, in such order of application as the Secured Party may determine, and the Secured Party may, from time to time, in its discretion, release any of such balance to the Debtor.

During the existence of a Default, the Secured Party (or any designee of the Secured Party) is authorized to endorse, in the name of the Debtor, any item, howsoever received by the Secured Party, representing Collateral or any payment on or other proceeds of any of the Collateral.

The Debtor shall not maintain any Deposit Account or deposit any item or amount in any Deposit Account, except Deposit Accounts as to which the Debtor, the Secured Party and the depository bank have entered into an agreement that the depository bank will comply with instructions originated by the Secured Party directing disposition of the funds in the account without further consent by the Debtor.

5.         Certificates, Schedules and Reports. The Debtor will from time to time, as the Secured Party may request, deliver to the Secured Party such schedules, certificates and reports respecting any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by the Debtor in full or partial payment of any of the Collateral, as the Secured Party may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of the Debtor and shall be in such form and detail as the Secured Party may specify. The Debtor shall immediately notify the Secured Party of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods that is material to the Debtor and its Subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

6.         Agreements of the Debtor. The Debtor (a) will, upon request of the Secured Party, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Secured Party) and do such other acts and things (including delivery to the Secured Party of any Instruments or Certificated Securities that constitute Collateral), all as the Secured Party may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and the Debtor authorizes the Secured Party to file any financing statement that indicates the Collateral as “all assets” of the Debtor or words of similar effect); (b) will, upon the reasonable request of the Secured Party, advise as to all locations at which Debtor keeps its Inventory, Equipment, and other Goods; (c) will not change its state of organization or incorporation and will not change its name, identity or corporate structure such that any financing statement filed to perfect the Secured Party’s interests under this Agreement would become seriously misleading, unless the Debtor shall have given the Secured Party not less than 30 days’ prior notice of such change; (d) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Secured Party or its designees to determine at any time the status of the Non-Tangible Collateral; (e) will permit the Secured Party and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect the Debtor’s Collateral, including the Debtor’s Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Debtor or any agent of Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Secured Party during the existence of a Default, deliver to the Secured Party all of such records and papers; (f) except for the sale or lease of Inventory in the ordinary course of business and for all dispositions permitted by Section 11.4 of the Credit Agreement will not sell, lease, assign or create or permit to exist any Lien on any Collateral other than Permitted Liens; (g) without limiting the provisions of Section 10.3 of the Credit Agreement, will at all times keep all of its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Secured Party as its interest may appear (it being understood that (A) so long as no Default is continuing, the Secured Party shall deliver any proceeds of such insurance that may be received by it to the Debtor and (B) whenever a Default is continuing, the Secured Party may apply any proceeds of such insurance that may be received by it toward payment of the Liabilities, whether or not due, in such order of application as the Secured Party may determine) and such policies or certificates thereof shall, if the Secured Party so requests, be deposited with or furnished to the Secured Party; (h) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition; (i) will take such actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working order, ordinary wear and tear excepted; and (j) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges that may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods; (m) will, upon request of the Secured Party.

Any expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by the Debtor. Whenever a Default exists, the Secured Party shall have the right to bring suit to enforce any of the Intellectual Propety or licenses thereunder, in which event the Debtor shall at the request of the Secured Party do any and all lawful acts and execute any and all proper documents requested by the Secured Party in aid of such enforcement and the Debtor shall promptly, upon demand, reimburse and indemnify the Secured Party for all costs and expenses incurred by the Secured Party in the exercise of its rights under this Section 6. Notwithstanding the foregoing, the Secured Party shall have no obligation or liability regarding the Collateral or any thereof by reason of, or arising out of, this Agreement or any Loan Document.

The Debtor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

7.         Default. (a) Whenever any Default exists, the Secured Party may exercise from time to time any right and remedy available to it under the UCC, under any other applicable law and as set forth in this Section 7.

(b)        The Debtor agrees, in case of Default, (i) at the Secured Party’s request, to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Secured Party, and (ii) at the Secured Party’s request, to execute all such documents and do all such other things that may be necessary or desirable in order to enable the Secured Party or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

(c)        Notice of the intended disposition of any Collateral may be given by the Secured Party by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or e-gmail, and shall be deemed to have been “sent” upon deposit in the U.S. mails with adequate postage properly affixed, upon delivery to an express delivery service or if by facsimile transmission or e-mail, when sent against mechanical confirmation of successful transmission, as applicable. The Debtor agrees and acknowledges that: (i) with respect to Collateral that is (A) perishable or threatens to speedily decline in value or (B) is of a type customarily sold on a recognized market (including, but not limited to, Investment Property), no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after Default and at least ten days before any proposed disposition constitutes notice provided within a reasonable time before disposition.

(d)        The Debtor agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. The Debtor further agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.

(e)        Any cash proceeds of any disposition by the Secured Party of any of the Collateral shall be applied by the Secured Party to payment of expenses in connection with the Collateral, including attorneys’ fees and legal expenses, and thereafter to the payment of any and all of the Liabilities in such order of application as the Secured Party may from time to time elect, and thereafter any surplus will be paid to the Debtor or as a court of competent jurisdiction shall direct. The Secured Party need not apply or pay over for application any noncash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the Debtor has provided the Secured Party with a written demand to apply or pay over such noncash proceeds on such basis.

8.         Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Secured Party will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Secured Party in good faith or by reason of any act or omission by the Secured Party or pursuant to instructions from the Secured Party, except to the extent that such liability arises from the Secured Party’s gross negligence or willful misconduct.

To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain, or, if not required by other law, to fail to obtain, governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral, or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the

Collateral. The Debtor acknowledges that the purpose of this Section is to provide nonexhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being specifically referred to in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any right to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

9.         General. The Debtor agrees that a carbon, photographic or other reproduction of this Agreement is sufficient as a financing statement. The Debtor ratifies its authorization contained in Section 6(a) for the Secured Party to have filed in any UCC jurisdiction prior to the date hereof any financing statement or amendment thereto filed prior to the date hereof.

All notices hereunder shall be in writing and shall be sent, in the case of the Debtor, to the address of the Debtor shown on Schedule 15.3 of the Credit Agreement and, in the case of the Secured Party, at its address set forth on Schedule 15.3 to the Credit Agreement, or to such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by electronic transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.

The Debtor agrees to pay all expenses, including reasonable attorneys’ fees and charges (including time charges of attorneys who are employees of the Secured Party or any Lender Party) paid or incurred by the Secured Party or any Lender Party in endeavoring to collect the Liabilities of the Debtor, or any part thereof, and in enforcing this Agreement against the Debtor, and all such obligations will themselves be Liabilities.

No delay on the part of the Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

This Security Agreement shall remain in full force and effect until all Liabilities have been paid in full and all Commitments have terminated. If at any time any part of any payment theretofore applied by the Secured Party or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Secured Party or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Secured Party or such Lender Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Secured Party or such Lender Party had not been made.

This Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin, applicable to contracts made and to be performed entirely within such State, subject, except to the extent that the perfection, effect of perfection or nonperfection, and priority of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than Wisconsin. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

The rights and privileges of the Secured Party hereunder shall inure to the benefit of its successors and assigns.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of a counterpart hereof, or a signature page hereto, by electronic transmission or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Secured Party a joinder to this Agreement togethe setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.

Other than automatic modifications related to the addition of a party hereto as described in the preceding paragraph, no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Secured Party, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF WISCONISIN OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF WISCONSIN; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR IN ANY JURISDICTION IN WHICH A BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LEGAL OR EQUITABLE PROCEEDING IS PENDING AGAINST THE DEBTOR. THE DEBTOR EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF WISCONSIN AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF WISCONSIN FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE 15.3 TO THE CREDIT AGREEMENT (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE SECURED PARTY AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF WISCONSIN. THE DEBTOR EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THE DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

THE DEBTOR AND THE SECURED PARTY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH

ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature page follows]

IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the date first above written.

DEBTOR:

WEYCO GROUP, INC.

By:	/s/ John Wittkowske
Name:	John Wittkowske
Title:	Chief Financial Officer

SECURED PARTY:

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Daniel Holzhauer
Name:	Daniel Holzhauer
Title:	Senior Vice President